Exhibit 8.1

List of subsidiary companies

At 31 December 2018

The principal operating subsidiary companies of the Rio Tinto Group are listed in Note 33 to the 2018 Financial statements. The principal intermediate holding companies and group finance companies are as follows:

Company and country of incorporation	Principal activities	Class of shares held	Proportion of class held %	Group interest %
Australia
Australian Coal Holdings Pty. Limited	Holding company	AUD A shares	100	100
Hamersley Holdings Limited	Holding company	AUD A Class Ordinary shares	100	100
North IOC Holdings Pty Ltd	Holding company	AUD Ordinary shares	100	100
North Limited	Holding company	AUD Ordinary shares	100	100
Pacific Aluminium Pty. Limited	Holding company	AUD Ordinary shares	100	100
Peko-Wallsend Pty Ltd	Holding company	AUD Ordinary shares	100	100
Rio Tinto Finance Limited	Finance company	AUD Ordinary shares	100	100
Rio Tinto Finance (USA) Limited	Finance company	AUD Ordinary shares	100	100
Rio Tinto Investments One Pty Limited	Holding company	AUD Ordinary shares	100	100
Rio Tinto Investments Two Pty Limited	Holding company	AUD Ordinary shares	100	100
Robe River Limited	Holding company	AUD Ordinary shares	100	100
Bermuda
North IOC (Bermuda) Holdings Limited	Holding company	US$1.00 Ordinary shares	100	100
North IOC (Bermuda) Limited	Holding company	US$1.00 Ordinary shares	100	100
		US$100,000.00 Preferred shares	100	100
	US$143.64 Class A Ordinary shares (US$143.64126903)		100	100
QIT Madagascar Minerals Ltd.	Holding company	US$1.00 Ordinary shares	100	100
Canada
46117 Yukon Inc.	Holding company	CAD Common shares	100	100
		CAD Preferred shares	100	100
535630 Yukon Inc	Holding company	CAD Common shares	100	100
		CAD Preferred shares	100	100
7999674 Canada Inc.	Holding company	CAD Common shares	100	100
Rio Tinto Canada Inc	Holding company	CAD Class B shares	100	100
		CAD Class C shares	100	100
		CAD Class D shares	100	100
		CAD Class J shares	100	100
		US$Class K shares	100	100
Rio Tinto Diamonds and Minerals
Canada Holdings Inc.	Holding Company	CAD Class A shares	100	100
		CAD Class B shares	100	100
		CAD Class C shares	100	100
		CAD Class P1 Preferred shares	100	100
Namibia
Skeleton Coast Diamonds Limited	Holding company	NAD 2.00 Ordinary shares	100	100
Netherlands
Rio Tinto Eastern Investments B.V.	Holding company	€453.78 Ordinary shares	100	100
South Africa
Richards Bay Mining Holdings (Proprietary) Limited	Holding company	ZAR1.00 A Ordinary shares	100	100
		ZAR1.00 B Ordinary shares	100	100
Richards Bay Titanium Holdings (Proprietary) Limited	Holding company	ZAR1.00 A Ordinary shares	100	100
		ZAR1.00 B Ordinary shares	100	100
United Kingdom
Rio Tinto European Holdings Limited	Holding company	£1.00 Ordinary shares	100	100
Rio Tinto Finance plc	Finance company	£1.00 Ordinary shares	100	100
		US$1.00 Ordinary shares	100	100
Rio Tinto Finance (USA) plc	Finance company	£1.00 Ordinary shares	100	100
Rio Tinto International Holdings Limited	Holding company	£1.00 Ordinary shares	100	100
Rio Tinto Namibian Holdings Limited	Holding company	£1.00 Ordinary shares	100	100
Rio Tinto Overseas Holdings Limited	Holding company	£1.00 Ordinary shares	100	100
		US$1.00 Ordinary shares	100	100
Rio Tinto Simfer UK Limited	Holding company	US$1.00 Ordinary shares	100	100
Rio Tinto Western Holdings Limited	Holding company	£1.00 Ordinary shares	100	100
		US$1.00 Ordinary shares	100	100
United States of America
Rio Tinto America Holdings Inc.	Holding company	US$0.01 Class A Common shares	100	100
		US$100.00 Series A Preferred Stock	100	100
Rio Tinto America Inc.	Holding company	US$100.00 Common shares	100	100
Rio Tinto Minerals Inc.	Holding company	US$0.01 Common shares	100	100